UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 5, 2012

ClearOne Communications, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

001-33660	87-0398877
(Commission File Number)	(I.R.S. employer identification number)

5225 Wiley Post Way, Suite 500 Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

b) After his re-election to the Board of Directors at the Company’s Annual Meeting of Shareholders, as reported below, Bryan E. Bagley resigned as a director of the Board of Directors of the Company on November 6, 2012 by a letter of  resignation delivered to the Board of Directors. The Board of Directors accepted the resignation on November 6, 2012.

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 5, 2012, the following matters were voted upon and approved by the Company’s shareholders at the Company’s Annual Meeting of Shareholders:

-

the election of five members to the Board of Directors;

-

the ratification of the appointment of McGladrey, LLP as the Company’s auditor and independent certified public accountants; and

-

the amendment of the Articles of Incorporation to change the name of the Company from ClearOne Communications, Inc to ClearOne, Inc.

Election of Directors:

Nominee	Votes for	Votes withheld
Brad R. Baldwin	3,267,482	149,398
Zeynep Hakimoglu	3,276,656	140,224
Larry R. Hendricks	3,210,482	206,398
Scott M. Huntsman	3,045,784	371,096
E. Bryan Bagley	3,185,657	231,223

All five directors were re-elected to serve a term expiring at the 2012 Annual Meeting of Shareholders of the Company.

Ratification of the appointment of McGladrey, LLP as the Company’s auditor and independent certified public accountants.

Votes for	Votes against	Votes abstained	Broker Non-votes
5,386,013	224,606	45,734	0

Amendment of the Articles of Incorporation to change the name of the Company from ClearOne Communications, Inc. to ClearOne, Inc.

Votes for	Votes against	Votes abstained	Broker Non-votes
5,632,482	13,718	10,153	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE COMMUNICATIONS, INC.

Date: November 8, 2012	By:	/s/ Zee Hakimoglu
Zee Hakimoglu
President & Chief Executive Officer